FIRST AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT


                 THIS   FIRST  AMENDED    AND    RESTATED   AGREEMENT
         (hereafter referred to as the "Restated Agreement") is made this 18 day of September, 1995, by and between
         CITIZENS TRUST BANK, a state banking institution, whose principal place of business is located at 175 Houston Street, N.E., Atlanta, Georgia 30303 (hereinafter referred to as "Bank"), and WILLIAM L. GIBBS, whose residence is 120 View Hill Court, Atlanta Georgia 30350 (hereinafter referred to as "Executive ).

                              W I T N E S S E T H

                WHEREAS, Bank entered into   that   certain  Executive
         Employment Agreement, dated June 30, 1992; and

                  WHEREAS, the  Agreement expired  on  June 30,  1995;
         and

                   WHEREAS, Bank and Executive  desire to set forth in
         writing    the  terms  and  conditions  on  which Executive's
         employment  will  continue;

                    NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged and accepted, the parties hereto agree as follows:

          1.   Term of Employment.

                           1.1    Employment.           Bank    hereby
         employs Executive and Executive hereby accepts employment with Bank, for the Employment Term (as hereinafter defined), under the terms and conditions provided for herein.

                        1.2   Initial Term.   The initial  term   (the
         "Initial   Term") of this Restated  Agreement shall be  three
         (3) months, beginning on July 1, 1995 (the "Continuation Date") and ending on September 30, 1995 (the "Transition Date"), unless earlier terminated in accordance with this Agreement or unless subsequently extended by the Board of Directors of the Bank (the "Board") and Executive as provided by Section 1.3.

                       1.3  Renewal   Term.   Th Initial   Term    will
         automatically   be extended  for an  additional   period   of
         thirty-three   (33)   months beginning  on October  1,   1995
         and   ending   on  June   30,   1998   (the "Renewal  Term"),
         unless  earlier  terminated  in    accordance    with    this
         Agreement, without further  action  by  the  parties   unless
         written  notice of  nonrenewal is given by either   Executive
         or  Bank   on  the Transition Date  or not more  than   sixty
         (60)   days  nor   less   than thirty (30)  days prior to the
         expiration   of   the  Renewal   Term,   in  which case  this
         Agreement shall terminate on the Transition Date or at the end of the Renewal Term, whichever is applicable.

                  In  the  event  Bank  gives   proper    notice     of
          nonrenewal in accordance with this Section 1.3, Executive, at his election, may treat such notice of nonrenewal as
          a  notice   of   termination  of employment  under Paragraph
          4.1.  The failure  by either  party  to  give written notice
          of  nonrenewal   on the  Transition Date   shall   be deemed
          acceptance of the Renewal Term.

                                1.4.  Rollover  Renewal  Term.    Upon
          each twelve (12) month anniversary of the Continuation Date, and provided that Executive shall have met at his most recent performance review the minimum performance standards set forth in Section 2.2, the Renewal Term will automatically be extended for a period of an additional twelve (12) months (the "Rollover Renewal Term"), unless earlier terminated in accordance with this Agreement.

                          1.5  "Employment Term" Defined.     As  used
          herein, the phrase "Employment Term" refers to the entire period of employment of Executive by the Bank hereunder, including the Initial Term provided in Section 1.2 above together with the Renewal Term provided in
          Section  1.3 above  and Rollover  Renewal Term provided   in
          section 1.4, if applicable.

          2. Duties of the Executive. For the duration of the Employment Term, except as otherwise provided in this Agreement, Executive shall have those duties set forth in this Section 2.

                         2.1    General   Duties.    Executive   shall
          serve  as   the President of the Bank, and shall continue to
          serve in that position with the duties and responsibilities normally and customarily associated with that office in a financial institution of the Bank's size and type unless otherwise mutually agreed to in writing by the Bank and Executive. In addition, Executive shall serve as a member of the Board. Notwithstanding
          the  foregoing,  during  the Employment  Term,   Executive's
           title   and   specific   reporting  responsibilities may be
          changed by the action  of  the  Bank's  Board  of  Directors in its sole discretion, in light of changing circumstances of the Bank. Executive shall report directly to the Chairman of the Board and the Board itself.
          Executive shall do and perform all service, acts or things necessary or advisable to manage and conduct the business of the Bank, in accordance with the strategic business plan, the rules and regulations of the Bank or
          of any  governmental agencies  regulating the  business   of
          the  Bank.
                       2.2   Minimum   Performance Standards.      As
          Executive's minimum performance standards during each year of the Employment Term, Executive shall manage the operations of the Bank so as to generate a return on assets of one percent (1%) and a return on equity of fifteen percent (15%). Return on Assets and Return on Equity will be determined by the Bank's accountant in accordance with generally accepted accounting principles.

                                      2

                       2.3    Devotion of  Entire  Time to  the  Bank's
          Business. Except as hereinafter provided, Executive shall devote his entire productive time, ability and attention during normal business hours to the business of the Bank. Executive will not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization
          whether   for  compensation or otherwise,  without the prior
          written consent   of   the Board,  provided, however,   that
          the   foregoing   shall    not   preclude   (a)   reasonable
          participation    as    a    member     in      professional,
          community,   Civic   or   similar organizations,    or   the
          Pursuit    of  personal investments which do  not  interfere
          with    normal   business    activities  for the  Bank;  (b)
          participation  as a member of  the   Board of  Directors  of
          no    more   than    two    (2)   organizations    providing
          compensation to  its board members; and ( c ) teaching,  not
          to  exceed   ten (10) days per year,  at  Banker   Education
          programs  approved  in advance by the Board.

                  2.4 No Other Agreements. During the Employment Term, Executive shall have no other employment contract or other written or oral agreements concerning employment with any entity or person other than the Bank.

          3.      Compensation of Executive.    For   the  duration  of
          the  Employment Term,  except as   otherwise   provided   in
          this Agreement, the Bank shall compensate Executive in the manner set forth in this Section 3.

                        3.1  Base Salary.       As   compensation  for
          his    services   hereunder, the  Executive shall  receive a
          base salary per annum of no less than One Hundred Thirty-Seven Thousand and No/100 Dollars ($137,000.00), which salary shall be payable in accordance with the general payroll practices of the Bank.

                       3.2  Salary  Evaluation  Program.  During  each
          succeeding calendar year of the Employment Term or portion thereof Executive's salary shall be reviewed by the Board, taking into consideration the operations of the Bank during the prior calendar year and Executive's achievement of the performance standards set forth herein. Increases in the Executive's then-current salary may be made in the sole discretion of the Board. If no such other salary increases are made, Executive's salary shall remain at its then- current level.

                         3.3   Additional   Compensation.        Bank
          shall    provide additional compensation as follows:

                              (a)   Upon   the  execution   of    this
          Agreement,   Bank shall  pay and  Executive shall receive  a
          bonus of Seven  Thousand  and No/100 Dollars ($7,000.00).

                              (b)  Executive   will  be  eligible   to
          receive   an  annual bonus in the amount of one-third of his
          base salary  if  he  achieves

                                        3

          the  performance   standards   set  forth below   for   each
          year  of   the Employment Term.

           Year          Return on Assets      Return on Equity

            1                1%                   15%

            2              1.2%                   15%

            3              1.4%                   15%

          In  addition,   Executive  must  ensure  that  the   Bank's
          budget established by the Board is met on an annual basis. Return on Assets and Return on Equity will be
          determined   by  the    Bank's accountant   in   accordance
          with generally accepted accounting principles. The performance standards set forth herein will be evaluated by the Board on a bi-annual basis and may be changed, in the Board's sole discretion, after any said bi-annual evaluation.

                            3.4  Executive Benefit Programs. Executive
           shall be eligible to participate in all employee benefit programs of the Bank, including, but not limited to,  programs  of  health, disability insurance,  retirement
           and   all   other benefits   currently    made available by
          the Bank  to   senior  management  personnel.  The  specific
          terms  of  such  benefits  are  described   in   appropriate
           documents  published  by the  Bank    and   delivered    to
          employees   generally.   Except  as otherwise  provided   in
          this agreement, the Bank may change any benefit programs made available to employees or executives generally, provided, Executive shall be entitled to receive any and all benefits of the Bank generally provided to employees or executives of the same status as Executive. Notwithstanding the foregoing, however, Bank may provide a retirement plan for Executive in the event that, in the Board's sole discretion, the financial position of Bank improves to support the cost and expense of any such plan.

                          3.5  Life  Insurance   Benefit.  Bank  shall
          obtain and pay the annual premiums due on a life insurance policy on Executive in the amount of at least two and one-half times his base salary, payable to a beneficiary designated by Executive. Bank may increase the amount of said life insurance policy in the event that, in the Board's sole discretion, the financial position of the Bank improves to support said increase.

                          3.6 Vacation. Executive   shall  have   four
          (4)   weeks  paid  vacation each year during  the Employment
          Term.

                          3.7  Automobile  expenses. Bank  shall   pay
          all  costs  and     expenses  associated   with  Executive
          owning and maintaining his automobile, provided that said costs and expenses do not exceed One Thousand One Hundred and 00/100 Dollars ($1,100.00) per month (the "Auto Limit") . Executive shall assume and pay all costs and

                                        4

          expenses associated with   his  automobile   in  excess   of
          the  Auto  Limit.

                         3.8  Memberships.    Bank  shall  pay    for
          Executive's membership in appropriate professional organizations approved by the Board, as well as Executive's membership in the 191 Club or a comparable dining club in Downtown Atlanta, Georgia; provided, however, that should Executive voluntarily terminate this Agreement during the Initial Term hereof, Executive shall reimburse the Bank for the amount of any initiation fee paid by the Bank.

                         3.9    Tax  Consultant.           During  the
          Employment Term, Bank shall pay its regular tax consultant to provide personal tax consulting to
          Executive, to include preparation and analysis of personal financial statements for tax purposes and income tax filing preparation. Executive's income tax returns will be reviewed by the Chairman of the Audit Committee of the Board on an annual basis.

           4.   Termination of Employment.

                         4.1 Termination  Without Cause.   The   Board
          may terminate Executive's employment at any time without "cause" (as hereafter defined) by giving written notice of such termination to the Executive in the manner provided below for the giving of notices, such termination to be effective on a date specified herein which is not less than sixty (60) days from the date of such notice; provided, however, that in the event of termination under this Section 4.1 and in the event that Executive shall have met the minimum performance standards set forth in Section 2.2 at his then most recent performance review, Executive shall be paid
          twenty-four       (24)  months  base  salary   as  severance
          compensation and be able to participate for an additional six (6) months after termination in all benefit programs of the Bank, as if Executive were still an employee. In the event that Executive shall not have met the minimum performance standards set forth in
          Section 2.2 at his then most recent performance review, Executive shall be paid twelve (12) months base salary as severance compensation and be able to participate for an additional six (6) months in all benefit programs of the Bank, as if Executive were still an employee. Following receipt of notice of termination under this Section 4.1, Executive shall resign from the
          Board  of  Directors   and  as  an  officer of the Bank.
          Until  the effective  date  of  termination pursuant to this
          Section 4.1, Executive shall continue to serve as an employee of the Bank at the same salary, compensation and other benefits payable under Section 3 of this Agreement, but with such reduction in duties as may be appropriate. In the event Executive's employment is terminated pursuant to this Section 4.1, the provisions of
          Section 5.1  hereof shall  upon such termination   be  of no
          further force  or effect.         Executive  shall have   no
          further duties pursuant to Section 2 hereof following the effective date of termination under this Section 4.1.

                                        5


                         4.2  Termination for Cause.  Executive  shall
           have no right to receive salary, bonus or other compensation or benefits set forth in Section 3 hereof for any period after termination for "cause ; provided, however, that such termination shall not affect vested rights of the parties under this Agreement. For the purposes of this Agreement, the term "vested rights" shall mean compensation accrued through the effective date of termination and rights and benefits of
          Executive   that   have   become  vested   pursuant  to  the
          terms  of  an  employee  benefit  plan  or  arrangement  of
          the  Bank.   For   the   purposes   of    this   Agreement,
          "cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law,
          rule  or  regulation  (other   than   traffic    violations
          or similar breach by Executive of any provision of this Agreement, any of which events shall have occurred during the term of this Agreement. Termination for cause shall be determined after the giving of seven (7) days notice heard before the Board of Directors. Executive shall have no further duties pursuant to Section 2 hereof following the effective date of termination hereunder.

                         4.3  Temporary Suspension.  If  Executive   is
           suspended from  office or   temporarily   prohibited  from
          participating in the conduct of the Bank's affairs by the Georgia Department of Banking, the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. Executive shall have no duties pursuant to Section 2 hereof for the period he is suspended from office or temporarily prohibited from participating in the conduct of the Bank's affairs for which no stay is in effect.

                              4.4  Permanent Removal  from Office.   If
          Executive is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by the Georgia Department of Banking, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order;
          provided,    however, that    all   vested      rights   of
          Executive shall not be affected. Executive shall have no duties pursuant to Section 2 hereof for the period following the effective date of said order.

          5.   Covenant Not to Engage in Competing Business;
               Confidential Information and the Bank Property.

                       5.1  Covenants  Not  to  Engage  in  Competing
          Business.  In consideration of his employment  by  the  Bank
          and  in   consideration   of the   Bank's   investment   of
          time, money and effort in building relationships with customers, and as a further inducement to the Bank to enter into this Agreement, Executive agrees as follows:

                                        6

                              (a)  For  one  (1)  year  following  the
           date that Executive's obligations under Section 2 hereof terminate by reason of Executive's voluntary termination of employment, during the remainder of the Employment Term Executive shall not, within the City of Atlanta, Georgia, own, manage, operate, control, direct, become a director of or accept employment in a managerial or executive operating position with any other business that operates as a state or federally chartered banking institution.

                              (b)  Pursuant   to  this   Section  5.1,
          the  Board  of  Directors  of  the  Bank  may  release,   in
           its    sole    discretion, Executive   from  all   or    a
          portion   of   Executive's   obligations hereunder.     Such
          release must be in writing and may be on such terms and conditions as said Board of Directors may determine.

                         (  c) Without  limitation  of    any    other
          rights of the Bank (whether under this Agreement, at law or in equity), in the event Executive breaches or violates any covenants or agreements contained in this
          Section 5.1 during the period of time Executive is receiving any benefits from the Bank under Section 3 of this Agreement, said benefits shall immediately terminate at the Bank's option, and the Bank shall have no further obligation to Executive under Section 3 of this Agreement.

                         (d)  Notwithstanding     anything      to the
          contrary contained in  this Section   5.1,  the   terms   of
          subsection   (a)   shall  not   apply   in   the     event
          Executive's employment hereunder is terminated under the terms of Section 4.1.

                  5.2  Confidential Information.   In  recognition  of
          the Bank's significant investment of time, effort and money in developing and preserving "Confidential Information," as hereinafter defined, and as an inducement to the Bank to enter into this Agreement, Executive agrees he will not, for one (1) year following the date Executive's obligations under Section 2 hereof terminate, irrespective of the time, manner or cause of such termination, directly or indirectly, use for his personal benefit or disclose to any other person, firm or corporation, Confidential Information. "Confidential Information" is publicly unavailable information which Executive shall have acquired, discovered or developed while an employee concerning the business of the Bank, including, without limitation, customer list and customer requirements, operation procedures, marketing plans, systems, techniques, and know-how of Bank's
          business.   The   Bank  takes numerous   steps,   including
          these provisions, to protect the confidentiality of the Confidential Information, which it considers a unique, valuable and special asset.

                       5.3 The Bank Property. Executive, upon termination of employment with the Bank, for whatever reason and in whatever manner such termination occurs, shall return to the Bank all writings and records relating to the Bank's business or to

                                        7

           Confidential Information that are in Executive's possession at the date Executive's obligations under Section 2 hereof terminate. All improvements and ideas created or produced by Executive alone or in conjunction with others during the Employment Term in the course of performance of his duties hereunder or relating to or arising out of programs or projections being carried on or being planned or considered by the Bank during the period of Executive's employment by the Bank are the sole and exclusive property of the Bank or its designee. Executive agrees to execute such instruments as the Bank may request in order to effect the provisions of this section 5.3, including, without limiting the generality of the foregoing, applications for or assignments of copyrights or renewals thereof, patents and trademarks or trade names, or registration and renewals of registration thereof.

                         5.4 Enforcement   of  Covenants.   The  Bank
          and Executive acknowledge the value of Executive's knowledge, expertise and ability upon the success of the Bank's business and the detrimental effect and irreparable damage upon the Bank's business that a violation of the restrictive covenants set forth in this
          Section 5 would cause. Accordingly, Executive consents to an injunction by any court of competent jurisdiction enjoining any breach or threatened breach by Executive of the restrictive covenants set forth in this Section 5, without prejudice to any other right or remedy to which the Bank may be entitled.
           6.   General Provisions.

                         6.1 Expenses.   The  Bank   shall  reimburse
          Executive for all reasonable expenses of Executive incurred in the conduct of his duties hereunder upon receipt of documentation reasonably satisfactory to the Bank substantiating such expenses.

                         6.2   Key Man  and Disability  Insurance.
          The Bank may maintain key man insurance on the life of Executive in the amount of $1,000,000 and long term disability insurance in the event that Executive becomes permanently disabled (as defined by any such policy in effect) during the term of this Agreement. The Bank shall pay the annual premiums associated with any said key man and long term disability insurance, and all benefits therefrom shall be payable to the Bank. Executive shall take such medical examinations and execute such documents as are reasonably required to enable the Bank to obtain said insurance.

                         6.3   Notices.   Any notices   to  be  given
          hereunder by either party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change his or its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual

                                             8

          receipt; mailed notices  shall  be  deemed  communicated  as
          of   the second  day following deposit in the United  States
          mail.

                         6.4    Entire Agreement.        Except    for
          certain         employee  benefit   plans   or  arrangements
          contemplated  by this  Agreement,   this Agreement supersedes
          any  and  all  other   agreements,    either   oral    or in
          writing,  between   the  parties   hereto  with   respect to
          the employment  of  Executive  by   the  Bank  and  contains
          all   of the  covenants and agreement  between the   parties
          with  respect  to  such employment in any manner whatsoever.
          Each   party   to  this   Agreement acknowledges   that   no
          representations,    inducements,   promises,  or agreements,
          orally  or otherwise, have been   made   by  any   party, or
          anyone acting  on  behalf  of   any  party,  which  are  not
          embodied herein,  and that no other   agreements  shall   be
          valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

                          6.5    Partial   Invalidity.        If   any
          provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                         6.6   Law    Governing     Agreement.    This
          Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                         6.7 Survival. Except as  otherwise  expressly
          provided  in this Agreement,  the  restrictive  covenant  in
          Section 5 of this Agreement will survive for the prescribed period following the date Executive's obligations under Section 2 hereof terminate. In addition, except as otherwise expressly provided in this Agreement, all provisions which contemplate payment of compensation or grant of other rights to Executive subsequent to the date Executive's obligations under Section 2 hereof terminate shall survive said termination.

                         6.8 Miscellaneous.  Failure  or   delay    of
          either party to insist upon compliance with any provision hereof will not operate as and is not construed to be a waiver or amendment of the provision or the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recovery damages or other relief for noncompliance. Any express waiver of any provision of this
          Agreement will  not  operate  and  is not  to  be  construed as a waiver of any subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances. This Agreement shall be binding upon and
          inure  the  benefit  of  the  parties   hereto  and   their
          successors, heirs, executors and personal representatives, including the successors to the business of the Bank, but neither this Agreement nor any rights hereunder shall be assignable by Executive.


                                               9

           IN  WITNESS  WHEREOF,  the individual  party  has  hereunto
           affixed his hand and  seal,  and  the   Bank  has  caused  this
           Employment Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto, as of the day and year first above written.

                                              BANK:

                                              CITIZENS TRUST BANK


                                        By:/s/ Herman J. Russell
                                          Herman J. Russell, Chairman

                                        Attest:/s/ Audrey M. Alexander

                                        Audrey M. Alexander, Secretary

                                        EXECUTIVE:

                                        /s/ William L. Gibbs (Seal)
                                        William L. Gibbs

                                        10